EXHIBIT 23.2


                                                                             SME

                                                      --------------------------

                                                      SEROTTA
                                                      --------------------------

                                                      MADDOCKS
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CONSENT OF INDEPENDENT ACCOUNTANTS                    EVANS & CO., CPA'S
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                                                      A Professional Corporation
                                                      --------------------------



We consent to the incorporation by reference in the registration statement of Apple Homes Corp. Inc. on form 10 of our report dated June 15, 1998, except for Notes 13 and 16, as to which the date is June 23, 1999, on our audit of the consolidated financial statements of Apple Homes Corp. Inc. as of March 31, 1998, and for the year ended March 31, 1998, which report is incorporated by reference in this annual report on form 10.



/s/  Serotta Maddocks Evans & Co.
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SEROTTA MADDOCKS EVANS & CO., CPA's


Augusta, Georgia
July 7, 1999



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             701 Greene Street, Suite 200 / Augusta, GA 30901-2322
             Telephone (706) 722-5337 Telefax (706) 724-FAXX (3299)


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